Registration No. 33-



              SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933
                               -------------------

                            OAKWOOD HOMES CORPORATION
             (Exact name of registrant as specified in its charter)


                 NORTH CAROLINA                               56-0985879
                (State or other jurisdiction             (I.R.S. Employer
                of incorporation or organization)      Identification Number)
 2225 SOUTH HOLDEN ROAD, POST OFFICE BOX 7386, GREENSBORO, NORTH CAROLINA
                                                                27417-0386
 (Address of Principal Executive Offices)                       (Zip Code)



                OAKWOOD HOMES CORPORATION KEY EMPLOYEE STOCK PLAN
                            (Full title of the Plan)

                                MYLES E. STANDISH
                            OAKWOOD HOMES CORPORATION
                             2225 SOUTH HOLDEN ROAD
                              POST OFFICE BOX 7386
                      GREENSBORO, NORTH CAROLINA 27417-0386
                     (Name and address of agent for service)

                                 (910) 547-4508
          (Telephone number, including area code, of agent for service)

                          ----------------------------



                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                        Proposed Maximum          Proposed Maximum
  Title of Securities             Amount to              Offering Price               Aggregate                Amount of
   to be Registered             be Registered              Per Share*              Offering Price*         Registration Fee
--------------------------------------------------------------------------------------------------------------------------------

  $.50 Par Value
     Common Stock             1,500,000 shares               $44.375                 $66,562,500              $22,952.59
================================================================================================================================

* Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) and (h)(1) on the basis of $44.375 per share, the average of the high and low prices for the Common Stock on the New York Stock Exchange on February 13, 1996.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

* The information required by Items 1 and 2 of Part I of Form S-8 is omitted from this registration statement in accordance with the Note to Part 1 of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents heretofore filed by Oakwood Homes Corporation (the "Company") with the Securities and Exchange Commission, Commission file number 1-7444, are incorporated herein by reference:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995.

(b) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1995.

(c)  None.

(d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated June 26, 1974, as amended by Amendment No. 1 to Form 8-A dated July 8, 1974, and as further amended in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1991, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         The validity and legality of the Oakwood Common Stock offered hereby have been passed upon for Oakwood by Kennedy Covington Lobdell & Hickman, L.L.P., NationsBank Corporate Center, Suite 4200, 100 North Tryon Street, Charlotte, North Carolina 28202. Clarence W. Walker, a partner of the firm of Kennedy Covington Lobdell & Hickman, L.L.P., is a member of the Board of Directors of Oakwood and Myles E. Standish, of counsel to the firm of Kennedy Covington Lobdell & Hickman, L.L.P., is senior vice president and general counsel of Oakwood. At February 15, 1996, Mr. Walker and other partners and associates of Kennedy Covington Lobdell & Hickman, L.L.P. and their spouses and minor children owned beneficially an aggregate of 52,334 shares of Oakwood Common Stock.

Item 6.  Indemnification of Directors and Officers.

         The North Carolina Business Corporation Act contains provisions prescribing the extent to which directors and officers shall or may be indemnified against liabilities which they may incur in their capacities as such. Under those provisions the availability or requirements of indemnification or reimbursement of expenses is dependent upon numerous factors, including whether the action is brought by the corporation or by outsiders and the extent to which the potential indemnitee is successful in his defense. The Bylaws of the Company provide for indemnification of directors to the fullest extent permitted by law.

         The statute also permits a corporation to purchase and maintain insurance on behalf of its directors and officers against liabilities which they may incur in their capacities as such, whether or not the corporation would have the power to indemnify them under other provisions of the statute. The Company has purchased insurance to provide for indemnification of directors and officers.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

          5           Opinion of Kennedy Covington Lobdell & Hickman, L.L.P.

         23.1         Consent of Price Waterhouse LLP

         23.2         Consent of Kennedy Covington Lobdell & Hickman, L.L.P.
                      (contained in Exhibit 5).

         23.3         Consent of Arthur Andersen LLP

         23.4         Consent of Allen, Pritchett & Bassett, CPAs

         23.5         Consent of William O. Pifer, C.P.A., P.C.

Item 9.  Undertakings.

         (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Regis-trant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensboro, State of North Carolina, on the 15th day of February, 1996.

                         OAKWOOD HOMES CORPORATION

                         By: /s/ Nicholas J. St. George
                             Nicholas J. St. George
                             President and Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

 Signature
                                      Title
                                                                                Date


/s/ Ralph L. Darling             Director and Chairman of the                February 15, 1996
---------------------------
Ralph L. Darling                 Board



/s/ Nicholas J. St. George       Director and President and Chief            February 15, 1996
---------------------------
Nicholas J. St. George           Executive Officer (Principal
                                 Executive Officer)


/s/ A. Steven Michael            Director and Executive Vice President       February 15, 1996
---------------------------
A. Steven Michael                and Chief Operating Officer


/s/ C. Michael Kilbourne         Director and Executive Vice President,      February 15, 1996
---------------------------
C. Michael Kilbourne             Chief Financial Officer and Assistant
                                 Secretary (Principal Financial Officer)


/s/ Dennis I. Meyer              Director                                    February 15, 1996
---------------------------
Dennis I. Meyer


/s/ Kermit G. Phillips, II       Director                                    February 15, 1996
---------------------------
Kermit G. Phillips, II


                                 Director                                    February 15, 1996
Roger W. Schipke





                                        5





/s/ Sabin C. Streeter                       Director                                    February 15, 1996
--------------------------
Sabin C. Streeter


                                            Director                                    February 15, 1996
Francis T. Vincent, Jr.


/s/ Clarence W. Walker                      Director                                    February 15, 1996
---------------------------
Clarence W. Walker


/s/ H. Michael Weaver                       Director                                    February 15, 1996
---------------------------
H. Michael Weaver


/s/ Douglas R. Muir                         Senior Vice President,                      February 15, 1996
---------------------------
Douglas R. Muir                             Treasurer and Secretary
                                            (Principal Accounting Officer)

                                  EXHIBIT INDEX


         Exhibit                    Description

           5               Opinion of Kennedy Covington Lobdell & Hickman,L.L.P.
                           (page 8 of the sequentially numbered pages).

          23.1             Consent of Price Waterhouse LLP
                           (page 9 of the sequentially numbered pages).

          23.2             Consent of Kennedy Covington Lobdell & Hickman,L.L.P.
                           (contained in Exhibit 5).

          23.3             Consent of Arthur Andersen LLP
                           (page 10 of the sequentially numbered pages).

          23.4 Consent of Allen, Pritchett & Bassett, CPAs (page 11 of the sequentially numbered pages).

          23.5             Consent of William O. Pifer, C.P.A., P.C.
                           (page 12 of the sequentially numbered pages).